Exhibit 1



FIRST QUARTER 2003                                                   GERDAU S.A.
RESULTS                                                             CONSOLIDATED
--------------------------------------------------------------------------------

HIGHLIGHTS

o Net Income in the first quarter of 2003, reached R$ 287,3 million, an increase of 129,2% over the R$ 125,3 million obtained in the same period in 2002.

o Net revenue in the period reached R$ 3,3 billion compared to R$ 1,7 billion in the first three months of 2002, an increase of 100,5%.

o The output of crude steel was 3.0 million metric tons, 32.7% greater than the volume produced in the first quarter of 2002. The output of rolled products reached the mark of 2.1 million metric tons, presenting an increase of 44.2%.


HIGHLIGHTS                                            1Q2003                  1Q2002           VARIATION
                                                      ------                  ------           ---------

Production (1,000 tonnes)                              2,955                   2,227               32.7%
Crude steel                                            2,135                   1,481               44.2%
Rolled products

Sales (1,000 tonnes)                                   2,888                   2,121               36.2%

Net sales (R$ million)                                 3,327                   1,659              100.5%
EBITDA (R$ million)                                      706                     412               71.2%
EBTDA (cash flow - R$ million)                           596                     287              107.6%
Net income (R$ million)                                  287                     125              129.2%

Shareholders' equity (R$ million)                      4,622                   3,972               16.4%
Total assets (R$ million)                             14,892                   9,872               50.8%

Gross margin                                           25.0%                   30.0%
EBITDA margin                                          21.2%                   24.8%
Net margin                                              8.6%                    7.6%
Net income / Shareholders' equity (ROE)(1)               21,2%                   18.5%
Dividends / Share prices (cash yield)                  7.9%2                   7,1%3

--------------------
1 - Net income in the last twelve months over net worth at the end of the period.
2 - Annualized first quarter dividends over price of preferred shares on April 26th, 2003.
3 - Dividends paid in 2002 over price of preferred shares in December 31st, 2002.


o Metalurgica Gerdau S.A. and Gerdau S.A. have changed their dividend/interest over capital stock payout policy. As of 2003, payments will be made on a quarterly basis instead of every six months, as was done through 2002.

o At the shareholders' meetings to be held on April 30th, shareholders will be asked to appreciate Metalurgica Gerdau S.A. and Gerdau S.A. management's proposals to give a stock dividend of 100% and 30%, respectively.

o Shareholders will also deliberate the proposal to group (reverse split) one thousand shares into one single share. As a consequence, trades will be done based on the unit and no longer on the one thousand share lot as is done today.



AVAILABLE AT THE WEBSITE:                                             CONFERENCE CALL: MAY 8TH
-------------------------                                             -----------------------------
This document and the Complementary Information are available         In Portuguese, at 8 AM (EST).
at the website WWW.GERDAU.COM.BR/RI.                                  In English, at 10 AM (EST).
                                                                      To listen in, please dial:

Quarterly information (ITR) of Metalurgica Gerdau S.A. and            PORTUGUESE: in Brasil 0800 770.4544
Gerdau S.A will be available on April 30.                             in the US 1 866 812.0442
                                                                      other countries +55 11 4613.0501

ADDITIONAL INFORMATION:                                               ENGLISH: in the US 1 866 812.0442
More information on the performance of the quarter                    in Brazil 0800 770.4544




can be obtained with the Investor Relations Team at                   other countries +55 11 4613.0502
+55 51 3323.2703 or by e-mail at INFORM@GERDAU.COM.BR.
                                                                      The recording of the conference call will
                                                                      be available also on the Internet.
                                                                      To retrieve it please access the
                                                                      website WWW.GERDAU.COM.BR.




PERFORMANCE IN THE QUARTER

OUTPUT AND SALES

o In the month of March, Gerdau surpassed the one million metric ton of crude steel mark in a single month. This is a new record in its history. 21 years ago, the Company needed a full year to reach this mark in crude steel.

o This performance reinforces the growth path the Company has been following. In 1982, it operated five mills in the country and one mill in Uruguay. Today, it has 22 steel mills throughout Brazil, Canada, Chile, the United States and Uruguay, along with strategic shareholdings in a rolling mill in Argentina and in a flat steel plant in the United States.



PRODUCTION                                                                         VARIATION                          VARIATION
(1,000 tonnes)                                      1Q2003           1Q2002        1Q03/1Q02           4Q2002         1Q03/4Q02
--------------                                      ------           ------        ---------           ------         ---------

CRUDE STEEL

Brazil                                             1,674.8          1,495.9             12.0%          1,691.0            (1.0%)
North America                                      1,195.4            662.6             80.4%          1,134.3              5.4%
South America                                         84.8             69.0             22.9%             96.9           (12.5%)
TOTAL                                              2,955.0          2,227.5             32.7%          2,922.2              1.1%

ROLLED PRODUCTS

Brazil                                               921.4            798.1             15.5%            995.7            (7.5%)
North America                                      1,122.4            611.7             83.5%          1,084.4              3.5%
South America                                         91.5             71.0             28.7%            105.3           (13.1%)
TOTAL                                              2,135.3          1,480.8             44.2%          2,185.4            (2.3%)



o The increase in installed capacity resulting from the new productive units incorporated in North America in October 2002 was the main reason for the crude steel production to reach the mark of 3.0 million metric tons in the first quarter of 2003. It was 32.7% greater than that of the same period in the previous year. The Brazilian units contributed with 56.7% of this volume, North America contributed with 40.4% and South America with the remaining 2.9%.

o The output volume of rolled products in the quarter reached 2.1 million metric tons, 44.2% above that of the first quarter of 2002.



SALES                                                                             VARIATION                          VARIATION
(1,000 tonnes)                                      1Q2003           1Q2002        1Q03/1Q02           4Q2002         1Q03/4Q02
--------------                                      ------           ------        ---------           ------         ---------

BRAZIL

Domestic                                             853.5            875.6            (2.5%)            980.4           (12.9%)
Exports                                              657.2            535.8             22.7%            580.0             13.3%
TOTAL                                              1,510.7          1,411.4              7.0%          1,560.4            (3.2%)

ABROAD

Noth America                                       1,269.5            624.8            103.2%          1,067.4             18.9%
South America                                        107.4             84.5             27.1%            105.4              1.9%
TOTAL                                              1,376.9            709.3             94.1%          1,172.8             17.4%

TOTAL CONSOLIDATED                                 2,877.6          2,120.7             36.2%          2,733.2              5.6%



o The increase in exports and the higher tonnage shipped abroad combined with the consolidation of the new units in North America were the main factors for this 36.2% increase in sales in the first quarter of 2003 comparatively to that same period in 2002. Shipments in the period totaled 2.9 million, of which 52.3% from the Brazilian operations, 44.0% from North America and 3.7% from Chile, Argentina and Uruguay.

START HERE

RESULTS

o Net revenues experienced an increase of 100.5% this first quarter when compared to the first quarter of 2002, with a total of R$ 3.3 billion (R$ 1.7 billion in 2002). The factors that contributed most to this performance were:

- increase in total sales by 36.2% due to an increase in exports (+22.7%) and to the consolidation of the new units in North America;

- higher revenues from foreign operations when converted into reais due to the devaluation of the Brazilian currency (R$ 3.3531 at the end of March, 2003 compared to R$ 2.3236 at the end of March 2002);

- good performance of Acominas as a result of an improved product mix and to the increase in international prices;

- readjustment of domestic market prices to partially compensate for price increases in costs mainly raw materials.


---------------------------------------------------------------------------------------------------------------------------------
NET SALES                                           1Q2003           1Q2002         VARIATION           4Q2002         VARIATION
(R$ million)                                                                        1Q03/1Q02                          1Q03/4Q02
---------------------------------------------------------------------------------------------------------------------------------
Brazil                                             1,717.0          1,090.6             57.4%          1,624.7              5.7%
North America                                      1,490.0            503.6            195.9%            819.2             81.9%
South America                                        119.8             64.7             85.2%            122.4            (2.1%)
TOTAL                                              3,326.8          1,658.9            100.5%          2,566.3             29.6%
---------------------------------------------------------------------------------------------------------------------------------


o With increases in cost of sales of 114,8% in the first quarter compared to a 100,5% increase in net revenues, gross margin suffered a reduction in the period. In the quarter this margin stayed at 25.0% against the 30.0% in the first quarter of 2002. The major factors responsible for this reduction were the increases in price of steel scrap and pig iron, the main inputs for Gerdau mills. Gross profit reached R$ 831.6 million in 2003 against R$ 497.5 million in 2002.

o The effort to reduce SG&A has contributed to a reduction of these amounts in relation to net revenue. This quarter, these expenses represented 8.4% of net revenues compared to 11.7% in the first quarter of 2002 and totaled R$ 280.4 million.

o In spite that operating expenses were reduced in relation to net revenues, the increase in the cost of sales caused a decrease in the EBITDA margin. This margin stayed at 21.2% in the first quarter of 2003 compared to 24.8% for the same period in 2002. EBITDA for the quarter reached R$ 705.7 million, 71.2% greater than that of January through March of 2002.


---------------------------------------------------------------------------------------------------------------------------------
EBITDA                                              1Q2003           1Q2002         VARIATION           4Q2002         VARIATION
(R$ million)                                                                        1Q03/1Q02                          1Q03/4Q02
---------------------------------------------------------------------------------------------------------------------------------
Brazil                                               620.0            333.1             86.1%            540.0             14.8%
North America                                         47.3             60.4           (21.7%)             30.7             54.1%
South America                                         38.4             18.8            104.3%             27.7             38.6%
TOTAL                                                705.7            412.3             71.2%            598.4             17.9%
---------------------------------------------------------------------------------------------------------------------------------


o  Net financial expenses (R$ 109.5 million), excluding monetary variation of R$
   11.4 million and adding FX variation of R$ 19.0 million generated in the quarter totaled R$ 117.1 million, 37.7% greater than those of the same period in the previous year. This growth is due to the increase in interest rates and to the greater debt level as a result of investments made in the period. These investments were, among others, the increase in the stake held in Acominas and the merger in North America.

o The appreciation of the real vis-a-vis the US dollar in the first quarter generated a negative equity pick up of R$ 88.9 million on investments abroad.

o Net income reached R$ 287.3 million in the first quarter of 2003, presenting a net margin of 8.6%. In the same period in 2002, net income had reached the mark of R$ 125,3 million, with a net margin of 7.6%.


---------------------------------------------------------------------------------------------------------------------------------
NET INCOME                                          1Q2003           1Q2002         VARIATION           4Q2002         VARIATION
(R$ million)                                                                        1Q03/1Q02                          1Q03/4Q02
---------------------------------------------------------------------------------------------------------------------------------
Brazil                                               287.4            113.2            153.9%            166.7             72.4%
North America                                        (22.4)            13.4           (267.2%)             3.9           (674.4%)
South America                                         22.3             (1.3)         1,815.4%             24.5             (9.0%)
TOTAL                                                287.3            125.3            129.2%            195.1             47.3%
---------------------------------------------------------------------------------------------------------------------------------


INVESTMENTS

o From January through March 2003, the Gerdau companies invested US$ 77.9 million in maintenance and technological update of its industrial units.

o At the companies in Brazil, investments totaled US$ 54.2 million, of which US$ 16.8 million in the Gerdau S.A. units, US$ 37.3 million in Acominas and US$ 147 thousand in the other Brazilian companies.

o The Gerdau units abroad received investments of US$ 23.6 million, of which US$ 22.1 million in North America and US$ 1.5 million in South America.

INDEBTEDNESS

o Net debt totaled R$ 5,9 billion in March 31st, 2003, 3.1% greater than in the end of 2002 (R$ 178,0 million). This is explained mostly due to the consolidation this quarter of the 50% stake in Gallatin Steel Co., in the United States.

o At the end of the quarter, the balance of Cash & Equivalents totaled R$ 1.3 billion, of which 77.2% (R$ 1.0 billion) are pegged to the US dollar.


--------------------------------------------------------------------------
INDEBTEDNESS                        MARCH 2003              DECEMBER 2002
(R$ million)
--------------------------------------------------------------------------
SHORT TERM


Domestic currency                        475.3                      480.7
Foreign currency1                      1,852.4                    1,639.4
Companies abroad                       2,242.0                    1,587.9
TOTAL                                  4,569.7                    3,708.0

LONG TERM

Domestic currency                      1,120.9                    1,096.1
Foreign currency1                        812.9                      897.8
Companies abroad                         755.9                    1,465.9
TOTAL                                  2,689.7                    3,459.8

TOTAL DEBT                             7,259.4                    7,167.8
Cash and Equivalents                   1,344.3                    1,430.7

NET DEBT                               5,915.1                    5,737.1
-------------------------------------------------------------------------
1 - 75% of indebtedness in foreign currency was covered with hedges.

o  The indebtedness payment schedule as of March 31st, is as following:

                   --------------------------------------------
                             YEAR R$ MILLION

                   --------------------------------------------
                         2004                     473.8
                         2005                     861.6
                         2006                     324.5
                         2007                     304.3
                    2008 and after                725.5
                      TOTAL                     2,689.7

                   --------------------------------------------

o At the end of the quarter, the main Gerdau debt-related ratios were the following:


---------------------------------------------------------------------------------------------------------------------------------
RATIOS                                                                                       MARCH 03                DECEMBER 02
---------------------------------------------------------------------------------------------------------------------------------
Net debt / Total capitalization                                                                 56.1%                      56.5%
EBITDA / Net financial expenses (minus monetary & exchange rate variation)                       6.0x                       5.7x
Total debt / EBITDA1                                                                             3.0x                       3.4x
Net debt / EBITDA1                                                                               2.4x                       2.7x
---------------------------------------------------------------------------------------------------------------------------------

1 - Last twelve months EBITDA.



ABAMEC MEETINGS

o Gerdau will be holding two ABAMEC meetings in May. The first quarter's results will be discussed along with the perspectives for fiscal year 2003. On May 12th, the presentation will happen in Sao Paulo and, on the 13th, in Brasilia.

LISTED COMPANIES

METALURGICA GERDAU S.A.

o Beginning in 2003, shareholders of Metalurgica Gerdau S.A. will get their dividends or interest over capital stock paid on a quarterly basis. This change in payout policy - until 2002 it was paid every six months - , was approved by the Board in a meeting held on the 31st of March.

o The amount of the interest over capital stock of the first quarter of 2003 and that will be paid on the 15th of May, 2003, total R$ 34.3 million. This is equivalent to R$ 1,65 per lot of one thousand shares and, if annualized, represents a yield of 10.6% over the stock price of R$ 62.00 per lot of one thousand shares as recorded on April 26th, 2003.

o At the shareholders' meeting to be held on next April 30th, the shareholders will appreciate the Board's proposal to give a stock dividend of 100%. The Company shareholders will receive a new share for each one held at the date of the approval and the amount of shares outstanding will double and reach to
   41.6 billion from 20.8 billion.

o Shareholders will deliberate on the proposition to group shares (reverse split) in lots of one thousand into one single share. The immediate consequence is that trades will be made based on the unit and no longer a lot of one thousand shares as it is today.

o Metalurgica Gerdau S.A. had profits of R$ 127,6 million in the quarter, 97.6% more than the R$ 64.6 million in the same period of 2002. Profit in 2003 represents R$ 6.14 per lot of one thousand shares, compared to R$ 3.11 in the previous year.

o Net worth on March 31st was R$ 1.7 billion, equivalent to R$ 80.9 per lot of one thousand shares.

o Trading with Metalurgica Gerdau S.A. (GOAU) at Bovespa throughout the first quarter of 2003, totaled 1.9 billion shares. Number of trades made was 3,249, which moved R$ 98.0 million. This amount was

   61,4% superior to that of the same period in 2002. The devaluation of the preferred shares in the quarter was of 1.3%, and the daily average traded reached R$ 1.5 million.

o The evolution of price quotes of preferred shares at the Bovespa in the past fifteen months was as follows:

                                     BOVESPA

                                [OBJECT OMITTED]


GERDAU S.A.

o The shareholders of Gerdau S.A. will now get their dividends or interest over capital stock paid on a quarterly basis. This change has been approved by the Board on March 31st.

o Interest over capital stock realtive to the first quarter and that will be paid on May 15th, 2003, totals R$ 74.2 million. This amount is equivalent to R$ 0.65 per lot of one thousand shares and, if annualized, presents a yield of 7.9% over the price of R$ 33.10 per lot of one thousand shares as recorded on April 26th, 2003.

o At the shareholders' meeting to be held on the 30th of April, the proposal to issue a stock dividend of 30% to shares held at the date of the meeting presented by the Board, will be appreciated. With the approval, the quantity of shares outstanding will go from 114.1 billion to 148.4 billion.

o Shareholders will also appreciate the proposal to group each lot of one thousand shares into a single share. As a consequence, trades will be based on the unit and no longer on a lot of one thousand shares as is today.

o Gross revenues at Gerdau S.A. in the first quarter reached the mark of R$ 1.5 billion, that is, 47.4% more than in the same period of 2002. Net revenues accumulated R$ 1.2 billion, 50.1% greater than in the first quarter of the previous year.

o Net income for Gerdau S.A. reached R$ 245,9 million in the quarter, 120.5% more than in the same period in 2002, when it reached R$ 111.5 million. Net profit through March 2003 represents R$ 2,15 per lot of one thousand shares, compared to R$ 0.98 in the last year.

o On March 31st, the net worth of the Company was R$ 3.5 billion, equivalent to R$ 30.51 per lot of one thousand shares.

o Shares of Gerdau S.A. (GGBR) moved $ 344.8 million at Bovespa in the quarter. This was 20.5% superior to the first three months of 2002. The number of trades was of 16,041 deals and the volume of shares traded was 11.0 billion. The daily average in 2003 was of R$ 5.3 million and preferred shares devaluated 6.1% in the quarter.

o The New York Stock Exchange traded 3,5 million Gerdau S.A. (GGB)ADRs. This represented a trading volume of US$ 31.2 million in the first quarter of this year, equivalent to a daily average of US$ 511.4 thousand.

o In the last fifteen months, the price quotes of preferred shares at the Sao Paulo Stock Exchange and the New York Stock Exchange using the prices of February 1st as base 100, behaved as follows:

         BOVESPA                                 NYSE

     [OBJECT OMITTED]                     [OBJECT OMITTED]



o On the Latibex (Stock Exchange of Madrid), where the preferred shares of Gerdau S.A. (XGGB) are traded since December 2nd, 2002, 63.1 thousand shares have been traded and characterizing a daily presence on that Exchange.

MANAGEMENT


METALURGICA GERDAU S.A. - NON CONSOLIDATED

BALANCE SHEET

CORPORATE LAW - R$ THOUSAND                               MAR. 03               MAR. 02                DEC.02
                                                          MAR. 03               MAR. 02                DEZ.02
TOTAL ASSETS                                            1.800.715             1.540.490             1.773.071
CURRENT ASSETS                                             83.541               136.603               156.842
Cash and cash equivalents                                       9                    26                    14
Trade accounts receivable                                  37.824                     -                63.847
Taxes recoverable                                          30.248                 9.828                74.845
Temporary cash investments                                 12.002               121.676                11.453
Others                                                      3.458                 5.073                 6.683
LONG-TERM RECEIVABLES                                      19.615                12.121                17.568
Accounts receivable                                         4.247                 4.841                 4.438
A/R with related parties                                    1.133                     -                   863
Others                                                     14.235                 7.280                12.267
PERMANENT ASSETS                                        1.697.559             1.391.766             1.598.661
Investments                                             1.695.709             1.389.764             1.596.773
Fixed assets                                                1.850                 2.002                 1.888
==============================================================================================================

CORPORATE LAW - R$ THOUSAND                               MAR. 03               MAR. 02                DEC.02
                                                          MAR. 03               MAR. 02                DEZ.02

TOTAL LIABILITIES                                       1.800.715             1.540.490             1.773.071
CURRENT LIABILITIES                                        40.958                11.089               108.668
Debentures                                                      9                   500                    18
Trade accounts payable                                        108                     -                    31
Taxes payable                                                 114                 2.121                   191
Dividends payable                                          31.076                     -                95.845
A/P with related parties                                        -                   236                     -
Other accounts payable                                      9.651                 8.232                12.583
LONG-TERM LIABILITIES                                      90.435               136.127                88.337
Debentures                                                    937                51.891                   912
Other accounts payable                                     89.498                84.236                87.425

SHAREHOLDERS' EQUITY                                    1.669.322             1.393.274             1.576.066
Capital stock                                             640.000               520.280               640.000
Capital reserves                                           10.659                45.979                10.659

Profit reserves                                           924.847               761.887               924.847
Retained earning                                           93.816                65.128                   560
==============================================================================================================


METALURGICA GERDAU S.A. - NON CONSOLIDATED

FINANCIAL STATEMENT

CORPORATE LAW - R$ THOUSAND                                                       1Q2003             1Q2002              4Q2002
                                                                                  1T2003             1T2002              4T2002
GROSS SALES REVENUE                                                                    -                  -                   -
Deductions of gross revenues                                                           -                  -                   -
NET SALES REVENUES                                                                     -                  -                   -
Cost of sales                                                                          -                  -                   -
GROSS PROFIT                                                                           -                  -                   -
OPERATING RESULT                                                                 128.858             65.895             121.388
Selling expenses                                                                       -                  -                   -
General and administrative expenses                                              (9.355)            (4.673)             (8.495)
Financial result                                                                   2.432              1.952               1.246
  Fianancial revenues                                                              3.527              5.335               3.633
  Financial expenses                                                             (1.095)            (3.383)             (2.387)
Other operating revenues                                                              47                 16                   2

Equity pick-up                                                                   135.734             68.600             128.635
OPERATING PROFIT                                                                 128.858             65.895             121.388
NON-OPERATING RESULT                                                                   -            (1.089)            (18.996)

Non-operating expenses                                                                 -            (1.089)            (18.996)
PROFIT BEFORE TAXES/PARTICIPATION                                                128.858             64.806             102.392

Deferred income tax                                                                (582)              (238)             (3.715)
Statutory participation                                                            (713)                  -               (794)
NET PROFIT FOR THE PERIOD                                                        127.563             64.568              97.883
--------------------------------------------------------------------------------------------------------------------------------

Profit per lot of 1,000 shares - R$                                                 6,14               3,11                4,71
Book value per lot of 1,000 shares                                                 80,29              67,01               75,80
Outstanding shares (million)                                                      20.792             20.792              20.792
================================================================================================================================
CASH FLOW

CORPORATE LAW - R$ THOUSAND                                                       1Q2003             1Q2002             4Q2002
                                                                                  1T2003             1T2002              4T2002

NET INCOME                                                                      127.563             64.568              97.883
Equity pick up                                                                 (135.734)           (68.600)           (128.635)
Gain/Loss in disposal of investment                                                    -              1.088             18.996
Monetary and exchange variation                                                    1.398              2.500              2.525
Depreciation and amortization                                                         38                 38                 37
Income tax and social contribution                                                   558            (2.798)              2.262
Interest paid                                                                          9                584                524
Contingencies/legal deposits                                                          60                 30                 17
Changes in inventories                                                                                                       -
Increase (decrease) in trade account payable                                          77                (2)                 30
Other operating activities accounts                                              (4.840)            (3.600)              7.284
  NET CASH PROVIDED BY OPERATING ACTIVITIES                                     (10.871)            (6.192)                923
Fixed assets acquisitons/ disposals                                                    -                  2            (8.661)
Dividends                                                                         92.144             53.302              4.912
  INVESTMENTS ACQUISITIONS/ DISPOSALS                                             92.144             53.304            (3.749)
Working capital financing                                                        (1.681)             54.023            (1.640)
Debentures                                                                          (19)            (1.142)            (1.041)
Interest paid for financing                                                            -               (45)                  -
Inter companies loans                                                              (263)              1.343              (765)
Dividend/ interest & statutory particip, payment                               (105.338)           (51.189)            (2.782)
  CASH PROVIDED BY (APPLIED TO) FINANCING ACTIVITIES                           (107.301)              2.990            (6.228)
  NET CHANGE IN CASH                                                            (26.028)             50.102            (9.054)
    CASH BALANCE

     At the beginning of the period                                               63.861             71.600             72.915
     At the end of the period                                                     37.833            121.702             63.861
    CASH COMPOSITION

     Temporary cash investments                                                   37.824            121.676             63.847
     Cash                                                                              9                 26                 14
===============================================================================================================================

METALURGICA GERDAU S.A. - CONSOLIDATED

BALANCE SHEET

CORPORATE LAW - R$ THOUSAND                                       MAR. 03               MAR. 02               DEC.02
                                                                  MAR. 03               MAR. 02               DEZ.02

TOTAL ASSETS                                                   15.000.962             9.888.911           14.561.913
CURRENT ASSETS                                                  5.918.720             3.446.388            5.467.714
Cash and cash equivalents                                         143.776                 7.232               74.519
Trade accounts receivable                                       1.782.387               990.921            1.424.595
Taxes recoverable                                                  83.793                64.440               73.018
Temporary cash investments                                      1.203.787               885.689            1.345.717
Inventories                                                     2.390.961             1.359.660            2.220.055
Others                                                            314.016               138.446              329.810
LONG-TERM RECEIVABLES                                             606.655               332.246              571.035
Accounts receivable                                                11.306                 9.712               11.306
A/R with related parties                                           10.938                36.644                8.397
Others                                                            584.411               285.890              551.332
PERMANENT ASSETS                                                8.475.587             6.110.277            8.523.164
Investments                                                       514.875               315.255              917.751
Fixed assets                                                    7.938.021             5.778.400            7.581.144
Deferred                                                           22.691                16.622               24.269
=====================================================================================================================

CORPORATE LAW - R$ THOUSAND                                       MAR. 03               MAR. 02               DEC.02
                                                                  MAR. 03               MAR. 02               DEZ.02

TOTAL LIABILITIES                                              15.000.962             9.888.911           14.561.913
CURRENT LIABILITIES                                             6.470.815             2.869.974            5.475.429
Loans and Financing                                             4.616.282             1.900.450            3.745.725
Debentures                                                          7.735                 5.216                   18
Trade accounts payable                                          1.175.341               595.713              924.330
Taxes payable                                                     241.543               140.373              170.111
Dividends payable                                                  65.675                15.302              187.241
Other accounts payable                                            364.239               212.920              448.004
LONG-TERM LIABILITIES                                           3.920.090             3.067.462            4.680.929
Loans and Financing                                             1.937.179             2.158.419            2.750.492
Debentures                                                        715.713               218.064              646.463
Other accounts payable                                          1.267.198               690.979            1.283.974
Minority Shareholders                                           2.940.735             2.558.201            2.829.489
SHAREHOLDERS' EQUITY                                            1.669.322             1.393.274            1.576.066
Capital stock                                                     640.000               520.280              640.000
Capital reserves                                                   10.659                45.979               10.659
Profit reserves                                                   924.847               761.887              924.847
Retained earning                                                   93.816                65.128                  560
=====================================================================================================================


METALURGICA GERDAU S.A. - CONSOLIDATED

FINANCIAL STATEMENT

CORPORATE LAW - R$ THOUSAND                                                      1Q2003              1Q2002             4Q2002
                                                                                 1T2003              1T2002             4T2002

GROSS SALES REVENUE                                                          3.924.515           2.053.310          3.081.499
Deductions of gross revenues                                                  (597.676)           (394.417)          (515.141)
NET SALES REVENUES                                                           3.326.839           1.658.893          2.566.358
Cost of sales                                                               (2.495.271)         (1.161.377)        (1.821.229)
GROSS PROFIT                                                                    831.568             497.516            745.129
OPERATING RESULT                                                              (475.767)           (331.449)          (454.968)
Selling expenses                                                               (91.991)            (71.331)           (98.623)
General and administrative expenses                                           (200.332)           (129.849)          (185.733)
Financial result                                                              (102.597)           (120.084)             63.430
  Fianancial revenues                                                            16.745              29.168             46.644
  Financial expenses                                                          (119.342)           (149.252)             16.786
Other operating revenues                                                            587                   -           (84.515)
Other operating expenses                                                              -               (980)                  -
Equity pick-up                                                                 (81.434)             (9.205)          (149.527)
OPERATING PROFIT                                                                355.801             166.067            290.161
NON-OPERATING RESULT                                                              (997)            (13.501)           (41.101)

Non-operating expenses                                                            (997)            (13.501)           (41.101)
PROFIT BEFORE TAXES/PARTICIPATION                                               354.804             152.566            249.060
Provision for income tax and social contribution                               (73.769)            (35.405)           (41.634)
Deferred income tax                                                              12.354               8.944            (6.020)
Statutory participation                                                         (5.251)                   -            (5.872)
NET PROFIT FOR THE PERIOD                                                       288.138             126.105            195.534
-------------------------------------------------------------------------------------------------------------------------------

Controlling Shareholders                                                        127.563              64.568             97.883
Minority Shareholders                                                           160.575              61.537             97.651
===============================================================================================================================

CASH FLOW

CORPORATE LAW - R$ THOUSAND                                                       1Q2003            1Q2002              4Q2002
                                                                                  1T2003             1T2002             4T2002

NET INCOME                                                                       288.138           126.105             195.534
Equity pick up                                                                    81.434             9.337             149.527
Provision for credit risk                                                          2.300                 -               2.745
Gain/Loss in fixed asset disposal                                                    844             1.554               2.227
Gain/Loss in liquidation of investment                                                35             5.258              22.328
Monetary and exchange variation                                                  (5.004)            21.316           (173.363)
Depreciation and amortization                                                    154.581           109.524             126.273
Income tax and social contribution                                                33.397             8.181              72.001
Interest paid                                                                    143.810            52.542             125.640
Contingencies/legal deposits                                                     (1.167)             9.486               2.568
Changes in trade account receivable                                            (339.512)          (89.710)             178.811
Changes in inventories                                                         (138.275)           (2.962)           (154.001)
Changes in trade accounts payable                                                203.697             9.788            (95.294)
Other accounts in operating activities                                          (34.237)          (16.623)              20.506
  NET CASH PROVIDED BY OPERATING ACTIVITIES                                      390.041           243.796             475.502
Fixed assets acquisitons/ disposals                                            (278.657)         (153.138)           (139.248)
Deferred charges                                                                     743             (603)                 687
Investments acquisitions/ disposals                                                (138)          (96.449)              97.578
  CASH (APPLIED TO) INVESTING ACTIVITIES                                       (278.052)         (250.190)            (40.983)
Fixed assets suppliers                                                             1.963             1.487              13.697
Working capital financing                                                        159.863            28.337             102.175
Debentures                                                                        30.972             6.836            (41.109)
Proceeds from fixed assets financing                                             126.666           471.291               9.458
Payments of fixed assets financing                                             (185.660)         (443.282)           (846.274)
Interest paid for financing                                                     (67.027)          (40.576)           (103.346)
Inter companies loans                                                              2.887           (7.463)              16.600
Dividend/ interest & statutory particip, payment                               (209.994)         (121.473)             (1.697)
  CASH PROVIDED BY (APPLIED TO) FINANCING ACTIVITIES                           (140.330)         (104.843)           (850.496)
  NET CHANGE IN CASH                                                            (28.341)         (111.237)           (415.977)
   CASH BALANCE

     At the beginning of the period                                            1.420.236         1.003.384           1.966.259
     Effect of exchange rate changes on cash                                    (57.121)               774           (182.432)
     Cash of companies purchased                                                  12.789                 -              52.386
     At the end of the period                                                  1.347.563           892.921           1.420.236
   CASH COMPOSITION

     Temporary cash investments                                                1.203.787           885.689           1.345.717
     Cash                                                                        143.776             7.232              74.519
===============================================================================================================================


GERDAU S.A.- NON CONSOLIDATED

BALANCE SHEET

CORPORATE LAW - R$ THOUSAND                                                 MAR. 03               MAR. 02               DEC.02
                                                                            MAR. 03               MAR. 02               DEZ.02
TOTAL ASSETS                                                              7.972.479             5.139.209            7.806.739
CURRENT ASSETS                                                            1.647.924             1.173.015            1.573.867
Cash and cash equivalents                                                    71.665                 4.349               38.593
Trade accounts receivable                                                   632.831               441.491              476.157
Taxes recoverable                                                            39.589                15.389               26.451
Temporary cash investments                                                   75.292               104.210              327.087
Inventories                                                                 768.377               547.446              619.693
Others                                                                       60.170                60.130               85.886
LONG-TERM RECEIVABLES                                                       150.254               138.045              141.748
Accounts receivable                                                           8.908                21.565                8.908
A/R with related parties                                                      7.742                36.687                8.825
Others                                                                      133.604                79.793              124.015
PERMANENT ASSETS                                                          6.174.301             3.828.149            6.091.124
Investments                                                               4.470.512             2.201.430            4.410.913
Fixed assets                                                              1.696.266             1.617.070            1.672.543
Deferred                                                                      7.523                 9.649                7.668
===============================================================================================================================

CORPORATE LAW - R$ THOUSAND                                                 MAR. 03               MAR. 02               DEC.02
                                                                            MAR. 03               MAR. 02               DEZ.02

TOTAL LIABILITIES                                                         7.972.479             5.139.209            7.806.739
CURRENT LIABILITIES                                                       1.781.747               853.111            1.728.521
Loans and Financing                                                       1.353.806               571.696            1.237.464
Debentures                                                                        -                 4.716                    -
Trade accounts payable                                                      152.953               110.045              148.328
Taxes payable                                                               140.928                95.739              110.111
Dividends payable                                                            65.058                29.803              163.135
Other accounts payable                                                       69.002                41.112               69.483
LONG-TERM LIABILITIES                                                     2.709.415             1.511.513            2.784.992
Loans and Financing                                                         978.023               979.200            1.032.164
Debentures                                                                  568.559               300.891              539.922
A/P with related parties                                                  1.006.522                     -            1.048.425
Other accounts payable                                                      156.311               231.422              164.481
SHAREHOLDERS' EQUITY                                                      3.481.317             2.774.585            3.293.226
Capital stock                                                             1.335.120             1.320.133            1.335.120
Capital reserves                                                            326.734               267.573              310.368
Profit reserves                                                           1.647.738             1.110.413            1.647.738
Retained earning                                                            171.725                76.466                    -
===============================================================================================================================


GERDAU S.A. - NON CONSOLIDATED

FINANCIAL STATEMENT

CORPORATE LAW - R$ THOUSAND                                                      1Q2003              1Q2002             4Q2002
                                                                                 1T2003              1T2002             4T2002

GROSS SALES REVENUE                                                           1.526.932          1.036.166           1.456.669
Deductions of gross revenues                                                  (313.684)           (227.788)           (319.294)
NET SALES REVENUES                                                            1.213.248             808.378          1.137.375
Cost of sales                                                                 (714.417)           (473.248)          (687.574)
GROSS PROFIT                                                                    498.831             335.130            449.801
OPERATING RESULT                                                              (173.602)           (191.265)          (190.352)
Selling expenses                                                               (71.022)            (53.786)           (73.034)
General and administrative expenses                                            (84.327)            (61.818)           (79.023)
Financial result                                                               (48.733)            (48.543)             60.637
  Fianancial revenues                                                            23.865              13.861             34.775
  Financial expenses                                                           (72.598)            (62.404)             25.862
Other operating revenues                                                          1.638               2.081              2.611

Equity pick-up                                                                   28.842            (29.199)          (101.543)
OPERATING PROFIT                                                                325.229             143.865            259.449
NON-OPERATING RESULT                                                              (606)             (5.300)           (18.458)

Non-operating expenses                                                            (606)             (5.300)           (18.458)
PROFIT BEFORE TAXES/PARTICIPATION                                               324.623             138.565            240.991
Provision for income tax and social contribution                               (56.618)            (29.217)           (39.269)
Deferred income tax                                                            (17.566)               2.179           (21.806)
Statutory participation                                                         (4.538)                   -            (4.478)
NET PROFIT FOR THE PERIOD                                                       245.901             111.527            175.438
-------------------------------------------------------------------------------------------------------------------------------

Profit per lot of 1,000 shares - R$                                                2,15                0,98               1,54
Book value per lot of 1,000 shares                                                30,51               24,45              28,86
Outstanding shares (million)                                                    114.118             113.492            114.118
===============================================================================================================================
CASH FLOW

CORPORATE LAW - R$ THOUSAND                                                      1Q2003             1Q2002              4Q2002
                                                                                 1T2003              1T2002             4T2002

NET INCOME                                                                     245.901             111.527             175.438
Equity pick up                                                                 (28.842)             29.199             101.543
Provision for credit risk                                                         2.441                  -               4.911
Gain/Loss in fixed asset disposal                                                   571                524                 735
Gain/Loss in liquidation of investment                                               35              4.170                   -
Monetary and exchange variation                                                (24.228)             16.849            (98.167)
Depreciation and amortization                                                    48.462             45.446              46.780
Income tax and social contribution                                               31.660             12.033              55.672
Interest paid                                                                    92.332             41.052              69.493
Contingencies/legal deposits                                                      2.852              2.652               3.469
Increase (decrease) in trade account payable                                  (157.850)           (18.812)              54.810
Changes in inventories                                                        (148.684)           (47.546)            (96.493)
Changes in trade accounts payable                                               (2.514)            (3.435)               8.646
Changes in other assets and liabilities account                                  26.372             10.944               (580)
  NET CASH PROVIDED BY OPERATING ACTIVITIES                                      88.508            204.603             326.257
Fixed assets acquisitons/ disposals                                            (72.372)           (48.490)            (75.501)
Deferred charges                                                                  (239)              (550)               (256)
Investments acquisitions/ disposals                                            (55.123)          (485.449)           (404.926)
Dividends                                                                        24.328             10.590              17.457
  CASH (APPLIED TO) INVESTING ACTIVITIES                                      (103.406)          (523.899)           (463.226)
Fixed assets suppliers                                                            7.321              1.515              12.976
Working capital financing                                                        67.648           (13.915)             195.437
Debentures                                                                      (2.938)             58.091            (40.620)
Proceeds from fixed assets financing                                             29.831            450.285              82.494
Payments of fixed assets financing                                             (84.702)           (98.346)            (77.496)
Interest paid for financing                                                    (27.926)           (28.347)            (42.337)
Inter companies loans                                                               461            (3.091)                 529
Dividend/ interest & statutory particip, payment                              (193.520)          (115.737)             (1.454)
  CASH PROVIDED BY (APPLIED TO) FINANCING ACTIVITIES                          (203.825)            250.455             129.529
  NET CHANGE IN CASH                                                          (218.723)           (68.841)             (7.440)
   CASH BALANCE

     At the beginning of the period                                             365.680            177.400             373.120
     At the end of the period                                                   146.957            108.559             365.680
   CASH COMPOSITION

     Temporary cash investments                                                  75.292            104.210             327.087
     Cash                                                                        71.665              4.349              38.593
===============================================================================================================================


GERDAU S.A. - CONSOLIDATED

BALANCE SHEET

CORPORATE LAW - R$ THOUSAND                                                 MAR. 03               MAR. 02               DEC.02
                                                                            MAR. 03               MAR. 02               DEZ.02

TOTAL ASSETS                                                             14.891.878             9.871.859           14.462.008
CURRENT ASSETS                                                            5.822.891             3.380.820            5.371.089
Cash and cash equivalents                                                   142.164                 6.539               71.368
Trade accounts receivable                                                 1.735.708               951.361            1.376.029
Taxes recoverable                                                            71.254                54.480               60.573
Temporary cash investments                                                1.202.161               889.906            1.359.288
Inventories                                                               2.390.961             1.359.638            2.219.981
Others                                                                      280.643               118.896              283.850
LONG-TERM RECEIVABLES                                                       586.642               319.967              553.098
Accounts receivable                                                          10.938                 9.345               10.938
A/R with related parties                                                      9.825                37.087                7.585
Others                                                                      565.879               273.535              534.575
PERMANENT ASSETS                                                          8.482.345             6.171.072            8.537.821
Investments                                                                 513.077               325.279              916.234
Fixed assets                                                              7.946.577             5.829.171            7.597.318
Deferred                                                                     22.691                16.622               24.269
===============================================================================================================================

CORPORATE LAW - R$ THOUSAND                                                 MAR. 03               MAR. 02               DEC.02
                                                                            MAR. 03               MAR. 02               DEZ.02

TOTAL LIABILITIES                                                        14.891.878             9.871.859           14.462.008
CURRENT LIABILITIES                                                       6.406.050             2.851.400            5.388.897
Loans and Financing                                                       4.561.931             1.874.990            3.707.916
Debentures                                                                    7.726                 4.716                    -
Trade accounts payable                                                    1.177.648               596.805              925.541
Taxes payable                                                               239.293               137.407              167.189
Dividends payable                                                            65.059                32.713              167.656
Other accounts payable                                                      354.393               204.769              420.595
LONG-TERM LIABILITIES                                                     3.863.557             3.048.552            4.652.468
Loans and Financing                                                       1.937.179             2.158.418            2.750.492
Debentures                                                                  752.571               287.629              709.367
Other accounts payable                                                    1.173.807               602.505            1.192.609
Minority Shareholders                                                     1.140.954             1.197.322            1.127.417
SHAREHOLDERS' EQUITY                                                      3.481.317             2.774.585            3.293.226
Capital stock                                                             1.335.120             1.320.133            1.335.120
Capital reserves                                                            326.734               267.573              310.368
Profit reserves                                                           1.647.738             1.110.413            1.647.738
Retained earning                                                            171.725                76.466                    -
===============================================================================================================================


GERDAU S.A. - CONSOLIDATED

FINANCIAL STATEMENT

CORPORATE LAW - R$ THOUSAND                                               1Q2003              1Q2002          4Q2002
                                                                          1T2003              1T2002          4T2003
GROSS SALES REVENUE                                                    3.924.515           2.053.310       3.081.499
Deductions of gross revenues                                           (597.676)           (394.417)       (515.141)
NET SALES REVENUES                                                     3.326.839           1.658.893       2.566.358
Cost of sales                                                        (2.495.271)         (1.161.377)     (1.821.229)
GROSS PROFIT                                                             831.568             497.516         745.129
OPERATING RESULT                                                       (478.804)           (334.120)       (479.771)
Selling expenses                                                        (91.997)            (71.331)        (98.603)
General and administrative expenses                                    (188.431)           (123.382)       (174.345)
Financial result                                                       (109.480)           (125.136)          57.537
  Fianancial revenues                                                      7.888              23.802          38.189
  Financial expenses                                                   (117.368)           (148.938)          19.348
Other operating revenues                                                      38                   -        (84.849)
Other operating expenses                                                       -             (1.338)               -
Equity pick-up                                                          (88.934)            (12.933)       (179.511)
OPERATING PROFIT                                                         352.764             163.396         265.358
NON-OPERATING RESULT                                                       (997)            (12.412)        (22.104)

Non-operating expenses                                                     (997)            (12.412)        (22.104)
PROFIT BEFORE TAXES/PARTICIPATION                                        351.767             150.984         243.254
Provision for income tax and social contribution                        (72.901)            (34.802)        (40.989)
Deferred income tax                                                       12.939               9.166         (2.134)
Statutory participation                                                  (4.538)                   -         (5.079)
NET PROFIT FOR THE PERIOD                                                287.267             125.348         195.052
---------------------------------------------------------------------------------------------------------------------

Contolling Shareholders                                                  245.901             111.527         175.438
Minority Shareholders                                                     41.366              13.821          19.614
=====================================================================================================================
CASH FLOW

CORPORATE LAW - R$ THOUSAND                                               1Q2003              1Q2002          4Q2002

NET INCOME                                                               287.267             125.348         195.052
Equity pick up                                                            88.934              12.933         179.511
Provision for credit risk                                                  2.399                   -           3.056
Gain/Loss in fixed asset disposal                                            844               1.554           2.227
Gain/Loss in liquidation of investment                                        35               4.170           3.331
Monetary and exchange variation                                          (7.661)              18.815       (177.532)
Depreciation and amortization                                            154.542             109.485         126.233
Income tax and social contribution                                        33.404              11.878          69.058
Interest paid                                                            144.114              51.958         123.181
Contingencies/legal deposits                                             (1.227)               9.456           2.551
Increase (decrease) in trade account payable                           (340.219)            (89.710)         177.340
Changes in inventories                                                 (138.275)             (2.962)       (154.056)
Changes in trade accounts payable                                        204.794               9.789        (94.754)
Other accounts in operating activities                                  (24.264)             (6.894)          13.958
  NET CASH PROVIDED BY OPERATING ACTIVITIES                              404.687             255.820         469.156
Fixed assets acquisitons/ disposals                                    (278.657)           (153.138)       (139.247)
Deferred charges                                                             743               (603)             685
Investments acquisitions/ disposals                                        (138)            (96.440)         105.628
  CASH (APPLIED TO) INVESTING ACTIVITIES                               (278.052)           (250.181)        (32.934)
Fixed assets suppliers                                                     1.963               1.487          13.697
Working capital financing                                                145.002              18.831         115.185
Debentures                                                                 2.065              58.091        (48.942)
Proceeds from fixed assets financing                                     126.666             471.291           9.458
Payments of fixed assets financing                                     (185.660)           (499.386)       (844.634)
Interest paid for financing                                             (64.438)            (40.531)       (101.411)
Inter companies loans                                                      3.164             (8.994)          19.306
Dividend/ interest & statutory particip, payment                       (197.396)           (123.579)         (1.037)
  CASH PROVIDED BY (APPLIED TO) FINANCING ACTIVITIES                   (168.634)           (122.790)       (838.378)
  NET CHANGE IN CASH                                                    (41.999)           (117.151)       (402.156)
   CASH BALANCE

     At the beginning of the period                                    1.430.656           1.012.822       1.962.858
     Effect of exchange rate changes on cash                            (57.121)                 774       (182.432)
     Cash of companies purchased                                          12.789                   -          52.386
     At the end of the period                                          1.344.325             896.445       1.430.656
   CASH COMPOSITION

     Temporary cash investments                                        1.202.161             889.906       1.359.288
     Cash                                                                142.164               6.539          71.368
====================================================================================================================